TRAEGER ANNOUNCES THIRD QUARTER FISCAL 2024 RESULTS
INCREASES OUTLOOK FOR FULL YEAR 2024
SALT LAKE CITY, Ut., November 6, 2024 (BUSINESS WIRE) -- Traeger, Inc. ("Traeger" or the "Company") (NYSE: COOK), creator and category leader of the wood pellet grill, today announced its financial results for the three months ended September 30, 2024.
Third Quarter FY 24 Highlights
•Total revenues increased 3.7% to $122.1 million
•Grill revenues increased 32.5% to $74.9 million
•Gross margin of 42.3%, up 440 basis points compared to prior year
•Net loss of $19.8 million compared to net loss of $19.3 million in the prior year
•Adjusted EBITDA of $12.3 million, up from $4.7 million in the prior year
•Raises low-end of FY 2024 revenue guidance range
•Increases FY 2024 gross margin and Adjusted EBITDA guidance
"Traeger delivered third quarter results which were ahead of our expectations and which demonstrate our team's commitment to execution," commented Jeremy Andrus, CEO of Traeger. "Strong sell-through of our grills drove upside in our replenishment sales in the quarter, resulting in a 32% increase in our grills revenues. Furthermore, we continue to see significant gross margin expansion, which drove meaningful growth in Adjusted EBITDA in the quarter. Our results are allowing us to increase our financial guidance for the year once again. We believe our progress on driving efficiencies in the business over the last two years positions us well to deliver growth and shareholder value, in particular as our innovation pipeline accelerates into next year and beyond."

Operating Results for the Third Quarter
Total revenue increased 3.7% to $122.1 million, compared to $117.7 million in the third quarter last year.
•Grills increased 32.5% to $74.9 million as compared to the third quarter last year. The increase was primarily driven by unit volume growth partially offset by a reduction in average selling price. Higher unit volume was driven by effective promotional activity and strategic pricing action on select grills. The decrease in average selling price was primarily due to a mix shift to lower priced grills, a higher mix of direct import sales, and strategic pricing action on select grills.
•Consumables decreased 11.2% to $22.5 million as compared to the third quarter last year. The decrease was primarily driven by a reduction in wood pellet unit volume and a reduction in food consumables unit volume. Lower wood pellet and food consumables unit volume was due to seasonal ordering shifts.
•Accessories decreased 31.3% to $24.6 million as compared to the third quarter last year. This decrease was driven by lower sales of MEATER smart thermometers as well as unit volume reductions in Traeger branded accessories.
North America revenue increased 10.4% in the third quarter compared to the prior year. Rest of World revenues decreased 40.1% in the third quarter compared to the prior year.
Gross profit increased to $51.7 million, compared to $44.7 million in the third quarter last year. Gross profit margin was 42.3% in the third quarter, compared to 37.9% in the same period last year. The increase in gross margin was driven primarily by favorability from freight, logistics, and other supply chain costs.
Sales and marketing expenses were $26.2 million, compared to $25.9 million in the third quarter last year. As a percentage of sales, sales and marketing expenses were down 60 bps compared to the third quarter last year.
General and administrative expenses were $24.1 million, compared to $24.8 million in the third quarter last year. As a percentage of sales, general and administrative expenses were down 130 bps compared to the third quarter last year.
Net loss was $19.8 million in the third quarter, or a loss of $0.15 per diluted share, compared to net loss of $19.3 million in the third quarter of last year, or a loss of $0.16 per diluted share.1
Adjusted net loss was $7.4 million, or $0.06 per diluted share, compared to $14.3 million, or $0.12 per diluted share in the third quarter last year.2
Adjusted EBITDA was $12.3 million in the third quarter compared to Adjusted EBITDA of $4.7 million in the same period last year.2
1 There were no potentially dilutive securities outstanding as of September 30, 2024 and 2023.
2 Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Balance Sheet
Cash and cash equivalents at the end of the third quarter totaled $16.9 million, compared to $29.9 million at December 31, 2023.
Inventory at the end of the third quarter was $105.1 million, compared to $96.2 million at December 31, 2023.

Guidance For Full Year Fiscal 2024
Based on year to date performance and its outlook for the rest of the year, the Company is updating its total revenue, gross margin and Adjusted EBITDA guidance for Fiscal 2024.
•Total revenue is expected to be between $595 million and $605 million
•Gross Margin is expected to be between 41.8% and 42.3%
•Adjusted EBITDA is expected to be between $78 million and $81 million
A reconciliation of Adjusted EBITDA guidance to Net Loss on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision (benefit) for income taxes, interest expense, depreciation and amortization, other (income) expense, stock-based compensation, non-routine legal expenses, and other adjustment items all of which are adjustments to Adjusted EBITDA.
Conference Call Details
A conference call to discuss the Company's third quarter results is scheduled for Wednesday, November 6, 2024, at 4:30 p.m. ET. To participate, please dial (833) 470-1428 or +1 (929) 526-1599 for international callers, conference ID 322897. The conference call will also be webcast live at https://investors.traeger.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (866) 813-9403, conference ID 367971. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.traeger.com. A supplemental presentation has also been posted to the Company's website at https://investors.traeger.com.
About Traeger
Traeger, headquartered in Salt Lake City, is the creator and category leader of the wood pellet grill, an outdoor cooking system that ignites all-natural hardwoods to grill, smoke, bake, roast, braise, and barbecue. In 2023, Traeger entered the griddle category, further establishing its leadership position in the outdoor cooking space. Traeger grills are versatile and easy to use, empowering cooks of all skill sets to create delicious meals with flavor that cannot be replicated. Grills are at the core of our platform and are complemented by Traeger wood pellets, rubs, sauces, accessories, and MEATER smart thermometers.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our anticipated full year Fiscal 2024 results and our position to deliver growth and shareholder value, as well as our innovation pipeline. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our history of operating losses, our ability to manage our future growth effectively, our ability to expand into additional markets, our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products, our ability to cost-effectively attract new customers and retain our existing customers, our failure to maintain product quality and product performance at an acceptable cost, the impact of product liability and warranty claims and product recalls, the highly competitive market in which we operate, the use of social media and community ambassadors, a decline in sales of our grills, our dependence on three major retailers, risks associated with our international operations, our reliance on a limited number of third-party manufacturers and problems with (or loss of) our suppliers or an inability to obtain raw materials, and the ability of our stockholders to influence corporate matters and other important factors discussed under the caption "Risk Factors" in our periodic and current reports filed with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by Part II, Item 1A.

"Risk Factors" of our Quarterly Report on Form 10-Q for the period ended September 30, 2024. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
CONTACT:
Investors:
Nick Bacchus
Traeger, Inc.
investor@traeger.com
Media:
The Brand Amp
Traeger@thebrandamp.com

TRAEGER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$16,872	$29,921
Accounts receivable, net	70,786	59,938
Inventories	105,058	96,175
Prepaid expenses and other current assets	24,348	30,346
Total current assets	217,064	216,380
Property, plant, and equipment, net	38,241	42,591
Operating lease right-of-use assets	45,429	48,188
Goodwill	74,725	74,725
Intangible assets, net	438,922	470,546
Other non-current assets	3,695	8,329
Total assets	$818,076	$860,759
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$30,575	$33,280
Accrued expenses	56,630	52,941
Line of credit	12,000	28,400
Current portion of notes payable	250	250
Current portion of operating lease liabilities	3,744	3,608
Current portion of contingent consideration	—	15,000
Other current liabilities	498	495
Total current liabilities	103,697	133,974
Notes payable, net of current portion	398,159	397,300
Operating leases liabilities, net of current portion	27,574	29,142
Deferred tax liability	8,241	8,236
Other non-current liabilities	579	759
Total liabilities	538,250	569,411
Commitments and contingencies—See Note 10
Stockholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized and no shares issued or outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized
Issued and outstanding shares - 130,427,492 and 125,865,303 as of September 30, 2024 and December 31, 2023	13	13
Additional paid-in capital	956,195	935,272
Accumulated deficit	(681,927)	(654,877)
Accumulated other comprehensive income	5,545	10,940
Total stockholders’ equity	279,826	291,348
Total liabilities and stockholders’ equity	$818,076	$860,759

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$122,050	$117,730	$435,435	$442,403
Cost of revenue	70,362	73,064	248,856	278,983
Gross profit	51,688	44,666	186,579	163,420
Operating expenses:
Sales and marketing	26,162	25,913	76,065	75,903
General and administrative	24,135	24,823	86,764	103,873
Amortization of intangible assets	8,819	8,889	26,456	26,666
Change in fair value of contingent consideration	—	(2,300)	—	508
Restructuring costs	—	225	—	225
Total operating expense	59,116	57,550	189,285	207,175
Loss from operations	(7,428)	(12,884)	(2,706)	(43,755)
Other income (expense):
Interest expense	(8,534)	(7,517)	(25,308)	(23,408)
Other income (expense), net	(3,964)	1,992	993	8,020
Total other expense	(12,498)	(5,525)	(24,315)	(15,388)
Loss before provision (benefit) for income taxes	(19,926)	(18,409)	(27,021)	(59,143)
Provision (benefit) for income taxes	(137)	852	29	1,214
Net loss	$(19,789)	$(19,261)	$(27,050)	$(60,357)
Net loss per share, basic and diluted	$(0.15)	$(0.16)	$(0.21)	$(0.49)
Weighted average common shares outstanding, basic and diluted	128,291,933	124,053,643	126,886,385	123,265,134
Other comprehensive income (loss):
Foreign currency translation adjustments	$25	$(27)	$111	$(24)
Change in cash flow hedge	—	—	—	(2,088)
Amortization of dedesignated cash flow hedge	(1,456)	(2,666)	(5,506)	(7,808)
Total other comprehensive loss	(1,431)	(2,693)	(5,395)	(9,920)
Comprehensive loss	$(21,220)	$(21,954)	$(32,445)	$(70,277)

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(27,050)	$(60,357)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property, plant and equipment	10,139	11,204
Amortization of intangible assets	31,936	32,074
Amortization of deferred financing costs	1,500	1,519
Loss on disposal of property, plant and equipment	414	2,262
Stock-based compensation expense	23,064	47,180
Unrealized loss (gain) on derivative contracts	7,526	(2,689)
Amortization of dedesignated cash flow hedge	(5,506)	(7,808)
Change in contingent consideration	(15,000)	288
Other non-cash adjustments	1,425	141
Change in operating assets and liabilities:
Accounts receivable	(10,851)	(9,099)
Inventories	(8,883)	51,580
Prepaid expenses and other current assets	2,596	(6,077)
Other non-current assets	86	(393)
Accounts payable and accrued expenses	5,020	(15,467)
Other non-current liabilities	—	1
Net cash provided by operating activities	16,416	44,359
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(10,034)	(15,678)
Capitalization of patent costs	(312)	(373)
Proceeds from sale of property, plant, and equipment	113	2,925
Net cash used in investing activities	(10,233)	(13,126)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	47,000	103,100
Repayments on line of credit	(63,400)	(161,809)
Repayments of long-term debt	(188)	(188)
Payment of deferred financing costs	(119)	—
Principal payments on finance lease obligations	(384)	(386)
Payments of acquisition related contingent consideration	—	(12,225)
Taxes paid related to net share settlement of equity awards	(2,141)	—
Net cash used in financing activities	(19,232)	(71,508)
Net decrease in cash, cash equivalents and restricted cash	(13,049)	(40,275)
Cash, cash equivalents and restricted cash at beginning of period	29,921	51,555
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,872	$11,280

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

(Continued)	Nine Months Ended September 30,
	2024	2023
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$29,643	$30,243
Income taxes paid, net of refunds	$1,575	$2,449
NON-CASH FINANCING AND INVESTING ACTIVITIES
Equipment purchased under finance leases	$206	$451
Property, plant, and equipment included in accounts payable and accrued expenses	$51	$2,152

TRAEGER, INC.
RECONCILIATIONS OF AND OTHER INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
(unaudited)
In addition to our results and measures of performance determined in accordance with U.S. GAAP, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.
Each of Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share, Adjusted EBITDA Margin, and Adjusted Net Income (Loss) Margin are key performance measures that our management uses to assess our financial performance and are also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because they provide a comparable overview of our operations across historical periods. In addition, we believe that providing each of Adjusted EBITDA and Adjusted Net Income (Loss), together with a reconciliation of Net Loss to each such measure, and providing Adjusted Net Income (Loss) per share, together with a reconciliation of Net Loss per share to such measure, and Adjusted EBITDA Margin and Adjusted Net Income (Loss) Margin, together with a reconciliation of Net Loss Margin to such measures, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation. For example, due to finite-lived intangible assets included on our balance sheet following our corporate reorganization in 2017, we have significant non-cash amortization expense attributable to the nature of our capital structure.
Each of Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share, and Adjusted Gross Margin are used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share, and Adjusted Gross Margin help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net Loss or Loss from Continuing Operations or Net Loss per share. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Each of Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share, and Adjusted Gross Margin has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
The following table presents a reconciliation of Net Loss, Net Loss Margin and Net Loss per share, the most directly comparable financial measures calculated in accordance with U.S. GAAP, to Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income (Loss) per share, respectively, on a consolidated basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(dollars in thousands, except share and per share amounts)
Net loss	$(19,789)	$(19,261)	$(27,050)	$(60,357)
Adjustments:
Other (income) expense (1)	2,419	(5,644)	(7,131)	(16,302)
Restructuring costs (2)	—	225	—	225
Stock-based compensation	5,901	6,201	23,064	47,180
Non-routine legal expenses (3)	79	—	1,782	481
Amortization of acquisition intangibles (4)	8,246	8,253	24,756	24,762
Change in fair value of contingent consideration	—	(2,300)	—	508
Other adjustment items (5)	—	—	—	669
Tax impact of adjusting items (6)	(4,268)	(1,765)	(10,880)	(14,686)
Adjusted net income (loss)	$(7,412)	$(14,291)	$4,541	$(17,520)

Net loss	$(19,789)	$(19,261)	$(27,050)	$(60,357)
Adjustments:
Provision (benefit) for income taxes	(137)	852	29	1,214
Interest expense	8,534	7,517	25,308	23,408
Depreciation and amortization	13,885	14,433	42,076	43,275
Other (income) expense (7)	3,875	(2,978)	(1,625)	(8,494)
Restructuring costs (2)	—	225	—	225
Stock-based compensation	5,901	6,201	23,064	47,180
Non-routine legal expenses (3)	79	—	1,782	481
Change in fair value of contingent consideration	—	(2,300)	—	508
Other adjustment items (5)	—	—	—	669
Adjusted EBITDA	$12,348	$4,689	$63,584	$48,109

Revenue	$122,050	$117,730	$435,435	$442,403
Net loss margin	(16.2)%	(16.4)%	(6.2)%	(13.6)%
Adjusted net income (loss) margin	(6.1)%	(12.1)%	1.0%	(4.0)%
Adjusted EBITDA margin	10.1%	4.0%	14.6%	10.9%

Net loss per diluted share	$(0.15)	$(0.16)	$(0.21)	$(0.49)
Adjusted net income (loss) per diluted share	$(0.06)	$(0.12)	$0.04	$(0.14)
Weighted average common shares outstanding - diluted	128,291,933	124,053,643	126,886,385	123,265,134
(1)Represents realized and unrealized gains (losses) on the interest rate swap, including amortization of dedesignated cash flow hedge, losses on the disposal of property, plant, and equipment, as well as unrealized gains (losses) from foreign currency transactions and derivatives.
(2)Represents the final costs related to the 2022 restructuring plan.
(3)Represents loss contingency and external legal costs incurred in connection with the settlement and defense of a class action lawsuit and intellectual property litigation.
(4)Represents the amortization expense associated with intangible assets recorded in connection with the 2017 acquisition of Traeger Pellet Grills Holdings LLC.
(5)Represents non-routine operational wind-down costs.
(6)Represents the tax effect of non-GAAP adjustments calculated at an estimated blended statutory tax rate of 25.6% for both the three and nine months ended September 30, 2024, respectively, and 26.2% and 25.5% for both the three and nine months ended September 30, 2023. The amounts for the three and nine months ended September 30, 2023 have been adjusted to reflect the application of the estimated blended statutory tax rates, as opposed to effective income tax rates that were used in prior periods, in order to include the current and deferred income tax expenses that are commensurate with the non-GAAP measure of profitability.
(7)Represents realized and unrealized gains (losses) on the interest rate swap, losses on the disposal of property, plant, and equipment, as well as unrealized gains (losses) from foreign currency transactions and derivatives.